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[DELOITTE & TOUCHE LOGO]
                               DELOITTE & TOUCHE

                                                                    Exhibit 23.2


Chartered Accountants                      Telephone: National 171 936 3000
Deloitte & Touche                          International + 44 171 936 3000
Stonecutter Court                          Telex:  884739 TRLNDN G
1 Stonecutter Street                       Fax (Gp.3): 0171 583 1198
London EC4A 4TR                            LDE: DX 599





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in your Registration Statement for the Employee Stock Purchase Plan of Crawford and Company on Form S-8 of our report dated December 1, 1994, appearing in this Annual Report on From 10-K of Crawford and Company for the year ended December 31, 1995.




/s/ DELOITTE & TOUCHE


DELOITTE & TOUCHE

March 18, 1996